AMENDMENT NO. 7

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 24, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds (Invesco Equity Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco Oppenheimer Dividend Opportunity Fund, Invesco Oppenheimer Main Street Fund®, Invesco Oppenheimer Main Street All Cap Fund ® and Invesco Oppenheimer Rising Dividends Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Charter Fund

Invesco Diversified Dividend Fund

Invesco Oppenheimer Dividend Opportunity Fund

Invesco Oppenheimer Main Street Fund®

Invesco Oppenheimer Main Street All Cap Fund®

Invesco Oppenheimer Rising Dividends Fund

Invesco Summit Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani

Name:	Harsh Damani

Title:	Chief Financial Officer, Funds and North America Head – Fund Accounting and Fund Expenses

By:	/s/ David C. Warren

Name:	David C. Warren

Title:	Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Carsten Majer	/s/ Alexander Taft

Name:	Carsten Majer	Alexander Taft

Title:	Geschaftsfuhrer	Geschaftscuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot

Name:	Graeme Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Pang Sun Chu	/s/ Lee Siu Mei

Name:	Pang Sin Chu	Lee Siu Mei

Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary and General Counsel